                                                                    Exhibit 10.1
                                                                    ------------

--------------------------------------------------------------------------------



                                CREDIT AGREEMENT


                                     among


                              CAF HOLDINGS, INC.,

                          CAF ACQUISITION CORPORATION,

                         VARIOUS LENDING INSTITUTIONS,


                                      and


                             BANKERS TRUST COMPANY,

                                    AS AGENT


                        --------------------------------

                          Dated as of February 6, 1997

                        --------------------------------


                                  $85,000,000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.   Amount and Terms of Credit....................................    1
     1.01    Commitments...................................................    1
     1.02    Minimum Borrowing Amounts, etc................................    4
     1.03    Notice of Borrowing...........................................    4
     1.04    Disbursement of Funds.........................................    5
     1.05    Notes.........................................................    6
     1.06    Conversions...................................................    7
     1.07    Pro Rata Borrowings...........................................    8
     1.08    Interest......................................................    8
     1.09    Interest Periods..............................................    9
     1.10    Increased Costs; Illegality; etc..............................   10
     1.11    Compensation..................................................   13
     1.12    Change of Lending Office......................................   13
     1.13    Replacement of Banks..........................................   13

SECTION 2.   Letters of Credit.............................................   15
     2.01    Letters of Credit.............................................   15
     2.02    Letter of Credit Requests; Notices; etc.......................   17
     2.03    Agreement to Repay Letter of Credit Drawings..................   18
     2.04    Letter of Credit Participations...............................   18
     2.05    Increased Costs...............................................   21

SECTION 3.   Fees; Commitments.............................................   21
     3.01    Fees..........................................................   21
     3.02    Voluntary Termination or Reduction of Total Unutilized
               Revolving Loan Commitment...................................   23
     3.03    Mandatory Reduction of Commitments............................   23

SECTION 4.   Payments......................................................   24
     4.01    Voluntary Prepayments.........................................   24
     4.02    Mandatory Prepayments.........................................   26
     4.03    Method and Place of Payment...................................   30
     4.04    Net Payments..................................................   31

SECTION 5.   Conditions Precedent..........................................   33
     5.01    Execution of Agreement; Notes.................................   33

                                      (i)

                                                                            Page
                                                                            ----
     5.02    No Default;Representations and Warranties.....................   33
     5.03    Officer's Certificate.........................................   33
     5.04    Opinions of Counsel...........................................   33
     5.05    Corporate Proceedings.........................................   34
     5.06    Adverse Change, etc...........................................   34
     5.07    Litigation....................................................   34
     5.08    Approvals.....................................................   35
     5.09    Consummation of the Transaction...............................   35
     5.10    Pledge Agreement..............................................   36
     5.11    Security Agreement............................................   37
     5.12    Mortgages; Title Insurance; Surveys, etc......................   38
     5.13    Employee Benefit Plans; Collective Bargaining Agreements;
               Existing Indebtedness Agreements; Shareholders' Agreements;
               Management Agreements; Employment Agreements;
               Non-Compete Agreements; Tax Sharing Agreements;
               Material Contracts..........................................   39
     5.14    Solvency Opinion; Environmental Analyses; Evidence of
               Insurance; Financial Statements.............................   40
     5.15    Pro Forma Balance Sheets......................................   41
     5.16    Projections...................................................   41
     5.17    Indebtedness to Remain Outstanding............................   41
     5.18    Payment of Fees...............................................   41
     5.19    Notice of Borrowing; Letter of Credit Request.................   41

SECTION 6.   Representations, Warranties and Agreements....................   42
     6.01    Corporate Status..............................................   42
     6.02    Corporate Power and Authority.................................   42
     6.03    No Violation..................................................   43
     6.04    Litigation....................................................   43
     6.05    Use of Proceeds; Margin Regulations...........................   43
     6.06    Governmental Approvals........................................   44
     6.07    Investment Company Act........................................   44
     6.08    Public Utility Holding Company Act............................   44
     6.09    True and Complete Disclosure..................................   44
     6.10    Financial Condition; Financial Statements.....................   44
     6.11    Security Interests............................................   46
     6.12    Representations and Warranties in Other Documents.............   46
     6.13    Transaction...................................................   46
     6.14    Special Purpose Corporation...................................   47
     6.15    Compliance with ERISA.........................................   47

                                     (ii)

                                                                            Page
                                                                            ----
     6.16    Capitalization................................................   48
     6.17    Subsidiaries..................................................   49
     6.18    Intellectual Property.........................................   49
     6.19    Compliance with Statutes, etc. ...............................   49
     6.20    Environmental Matters.........................................   50
     6.21    Properties....................................................   50
     6.22    Labor Relations...............................................   51
     6.23    Tax Returns and Payments......................................   51
     6.24    Indebtedness to Remain Outstanding............................   51
     6.25    Subordination.................................................   51
     6.26    Insurance.....................................................   52

SECTION 7.   Affirmative Covenants.........................................   52
     7.01    Information Covenants.........................................   52
     7.02    Books, Records and Inspections................................   55
     7.03    Insurance.....................................................   56
     7.04    Payment of Taxes..............................................   56
     7.05    Corporate Franchises..........................................   57
     7.06    Compliance with Statutes, etc.................................   57
     7.07    Compliance with Environmental Laws............................   57
     7.08    ERISA.........................................................   58
     7.09    Good Repair...................................................   59
     7.10    End of Fiscal Years; Fiscal Quarters..........................   59
     7.11    Additional Security; Further Assurances.......................   59
     7.12    Contributions; Payments.......................................   60
     7.13    Foreign Subsidiaries Security.................................   61
     7.14    338(h)(10) Election...........................................   61
     7.15    Merger; Name Change...........................................   62
     7.16    Performance of Obligations....................................   62
     7.17    Use of Proceeds...............................................   63
     7.18    Qualified Preferred Stock.....................................   63

SECTION 8.   Negative Covenants............................................   63
     8.01    Changes in Business...........................................   63
     8.02    Consolidation, Merger, Sale or Purchase of Assets, etc........   63
     8.03    Liens.........................................................   68
     8.04    Indebtedness..................................................   71
     8.05    Advances, Investments and Loans...............................   72
     8.06    Dividends, etc................................................   75
     8.07    Transactions with Affiliates..................................   76

                                     (iii)

                                                                            Page
                                                                            ----
     8.08    Capital Expenditures..........................................   77
     8.09    Minimum Consolidated EBITDA...................................   78
     8.10    Interest Coverage Ratio.......................................   79
     8.11    Leverage Ratio................................................   80
     8.12    Designated Senior Debt........................................   81
     8.13    Limitation on Voluntary Payments and Modifications of
               Indebtedness; Modifications of Certificate of Incorporation,
               By-Laws and Certain Other Agreements; etc...................   81
     8.14    Limitation on Certain Restrictions on Subsidiaries............   82
     8.15    Limitation on the Creation of Subsidiaries and Joint Ventures.   82

SECTION 9.   Events of Default.............................................   83
     9.01    Payments......................................................   83
     9.02    Representations, etc..........................................   83
     9.03    Covenants.....................................................   83
     9.04    Default Under Other Agreements................................   83
     9.05    Bankruptcy, etc...............................................   84
     9.06    ERISA.........................................................   84
     9.07    Security Documents............................................   85
     9.08    Guaranties....................................................   85
     9.09    Judgments.....................................................   85
     9.10    Ownership.....................................................   85
     9.11    338(h)(10) Election...........................................   85

SECTION 10.  Definitions...................................................   86

SECTION 11.  The Agent.....................................................  113
     11.01   Appointment...................................................  113
     11.02   Delegation of Duties..........................................  114
     11.03   Exculpatory Provisions........................................  114
     11.04   Reliance by Agent.............................................  115
     11.05   Notice of Default.............................................  115
     11.06   Nonreliance on Agent and Other Banks..........................  115
     11.07   Indemnification...............................................  116
     11.08   Agent in its Individual Capacity..............................  116
     11.09   Holders.......................................................  117
     11.10   Resignation of the Agent......................................  117

SECTION 12.  Miscellaneous.................................................  117
     12.01   Payment of Expenses, etc......................................  117

                                     (iv)

                                                                            Page
                                                                            ----
     12.02   Right of Setoff...............................................  118
     12.03   Notices.......................................................  119
     12.04   Benefit of Agreement..........................................  119
     12.05   No Waiver; Remedies Cumulative................................  121
     12.06   Payments Pro Rata.............................................  121
     12.07   Calculations; Computations....................................  122
     12.08   Governing Law; Submission to Jurisdiction; Venue..............  122
     12.09   Counterparts..................................................  123
     12.10   Effectiveness.................................................  123
     12.11   Headings Descriptive..........................................  123
     12.12   Amendment or Waiver, etc......................................  123
     12.13   Survival......................................................  125
     12.14   Domicile of Loans and Commitments.............................  125
     12.15   Confidentiality...............................................  125
     12.16   Waiver of Jury Trial..........................................  126
     12.17   Registry......................................................  126
     12.18   Limited Recourse..............................................  126

SECTION 13.  Holdings Guaranty.............................................  126
     13.01   The Guaranty..................................................  126
     13.02   Bankruptcy....................................................  127
     13.03   Nature of Liability...........................................  127
     13.04   Independent Obligation........................................  128
     13.05   Authorization.................................................  128
     13.06   Reliance......................................................  129
     13.07   Subordination.................................................  129
     13.08   Waiver........................................................  129
     13.09   Nature of Liability...........................................  130

ANNEX I       List of Banks and Commitments
ANNEX II      Bank Addresses
ANNEX III     Real Properties
ANNEX IV      Projections
ANNEX V       Subsidiaries
ANNEX VI      Plans
ANNEX VII     Insurance
ANNEX VIII    Indebtedness to Remain Outstanding
ANNEX IX      Existing Liens
ANNEX X       Capitalization

                                      (v)

EXHIBIT A-1    -   Form of Notice of Borrowing
EXHIBIT A-2    -   Form of Letter of Credit Request
EXHIBIT B-1    -   Form of Term Note
EXHIBIT B-2    -   Form of Revolving Note
EXHIBIT B-3    -   Form of Swingline Note
EXHIBIT C      -   Form of Section 4.04(b)(ii) Certificate
EXHIBIT D-1    -   Form of Opinion of McGuire Woods, Battle & Boothe L.L.P.
                    special counsel to the Credit Parties
EXHIBIT D-2    -   Form of Opinion of White & Case, special United Kingdom
                    counsel to the Agent and the Banks
EXHIBIT E      -   Form of Officers' Certificate
EXHIBIT F      -   Form of Pledge Agreement
EXHIBIT G      -   Form of Security Agreement
EXHIBIT H      -   Form of Subsidiary Guaranty
EXHIBIT I      -   Form of Subordination Provisions
EXHIBIT J      -   Form of Assignment and Assumption Agreement
EXHIBIT K      -   Form of Intercompany Note
EXHIBIT L      -   Form of Shareholder Subordinated Note
EXHIBIT M      -   Form of Acknowledgement Agreement

                                     (vi)

          CREDIT AGREEMENT, dated as of February 6, 1997, among CAF HOLDINGS, INC., a Virginia corporation ("Holdings"), CAF ACQUISITION CORPORATION, a Virginia corporation ("Acquisition Corp."), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


           NOW, THEREFORE, IT IS AGREED:


           SECTION 1.  Amount and Terms of Credit.
                       --------------------------

          1.011  Commitments.  (a)  Subject to and upon the terms and conditions
                 -----------
set forth herein, each Bank with a Term Loan Commitment severally agrees to make a term loan or term loans (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be incurred by the Borrower pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that (x) all Term Loans made as
                                     --------
part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Term Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on or within five Business Days following the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing) and
(iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount as is equal to the Term Loan Commitment of such Bank as in effect on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each RL Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in U.S. Dollars, (ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) all Revolving Loans made as
                                --------
part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing), (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with (I) the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank and (II) such Bank's Percentage, if any, of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time. Notwithstanding anything to the contrary contained herein, the aggregate amount of Revolving Loans incurred on the Initial Borrowing Date shall not exceed $3,000,000.

          (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all the Banks to the extent required by Section 12.12).

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed
                                --------
to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's Percentage, and the proceeds thereof
      --- ----
shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after the making of any such Swingline Loans. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective Percentages, provided that (x) all
                                                       --------
interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Bank shall be required to pay BTCo interest on the principal amount of the assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.012  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                 -------------------------------
of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, provided that Mandatory Borrowings shall be made in
                          --------
the amounts required by Section 1.01(d). More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more
                     --------
than six Borrowings of Eurodollar Loans.

          1.013  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                 -------------------
make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify:
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the respective Borrowing shall consist of Term Loans or Revolving Loans, and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank which is required to make the Loans specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(d).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the respective Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          1.014  Disbursement of Funds.  (a)  Not later than 1:00 P.M. (New York
                 ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment under the respective Facility will make available its pro rata
                                                                        --- ----
share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.015  Notes.  (a)  The Borrower's obligation to pay the principal of,
                 -----
and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Term Loans made by such Bank and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.016  Conversions.  The Borrower shall have the option to convert on
                 -----------
any Business Day occurring after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided, that (i) except as otherwise
                                          --------
provided in Section 1.10(b) and subject to the provisions of clause (iii) below, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first, second or third Interest Period referred to in clause (y) of each of Sections 1.01(a)(iii) and 1.01(b)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under such Sections and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.017  Pro Rata Borrowings.  All Borrowings of Term Loans and
                 -------------------
Revolving Loans under this Agreement shall be incurred by the Borrower from the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan
      --- ----
Commitments, as the case may be; provided that all Borrowings of Revolving Loans
                                 --------
made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata
                                                                        --- ----
on the basis on their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.018  Interest.  (a)  The unpaid principal amount of each Base Rate
                 --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and (ii) the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

           (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.019  Interest Periods.  At the time the Borrower gives a Notice of
                 ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(iii) and 1.01(b)(ii) and to Section 1.06), be a one, two, three or six month period or, to the extent approved by all Banks with a Commitment and/or outstanding Loans, as the case may be, under the respective Facility, a nine or twelve month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would
                              --------
     otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for any Borrowing of Loans shall be elected which would extend beyond the Final Maturity Date;

            (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

            (vii) no Interest Period in respect of any Borrowing of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(A)(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs; Illegality; etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any Interest Determination Date, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, (A) a change in the basis of taxation or payment to any Bank of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized, or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein or Taxes for which the Borrower is responsible under Section 4.04), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and, in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan; provided, that if more than one Bank
                                            --------
is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Agent), which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          (d) Promptly after any Bank has determined, in its judgment, that it will make a request for increased compensation pursuant to this Section 1.10, such Bank will notify the Borrower thereof. Failure on the part of any Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; provided
                                                                     --------
that the Borrower shall not be under any obligation to compensate any Bank under
Section 1.10(a)(ii) or (c) with respect to increased costs or reductions with respect to any period prior to the date that is 90 days prior to such request if such Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided further, that the foregoing limitation shall not apply to
           ----------------
any increased costs or reduction arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such 90-day period.

          1.11  Compensation.  The Borrower shall compensate each Bank, promptly
                ------------
upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Bank pursuant to Section 1.13 or 12.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such
                               --------
terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

          1.13  Replacement of Banks.  (x) If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in a material amount or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, in accordance with Section 12.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a re-
placement as provided in Section 12.12(b) where the consent of the respective Bank is required with respect to less than all Facilities, the Commitments and/or outstanding Loans of such Bank in respect of each Facility where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Facility provided by the Replacement Bank; provided that:
      --------

          (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or
     (b) Term Loans, the outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective
     Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans, the outstanding Term Loans) of the Replaced Bank, (B) except in the case of the replacement of only the outstanding Term Loans of a Replaced Bank, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Facilities, in the case of the replacement of less than all Facilities of the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of a Replaced Bank, the relevant Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

          (ii) all obligations of the Borrower then owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11 or (b) relating to any Facility of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 12.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank and (y) in the case of the replacement of a Defaulting Bank with a Non-Defaulting Bank, the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.


          SECTION 2.  Letters of Credit.
                      -----------------

          1.021  Letters of Credit.  (a)  Subject to and upon the terms and
                 -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Final Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and/or (y) on a standby basis, L/C Supportable Indebtedness, irrevocable sight letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:



            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit

     Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

          (ii) such Letter of Credit Issuer shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $8,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year after such standby Letter of Credit's date of issuance, provided, that any such Letter of Credit may be
                           --------
extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the Final Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Letter of Credit's date of issuance; (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Final Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower, the Agent or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks (or all Banks to the extent required by Section 12.12).

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the Letter of Credit Outstandings, as the case may be.

          1.022  Letter of Credit Requests; Notices; etc.  (a)  Whenever it
                 ----------------------------------------
desires that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a standby Letter of Credit issued by it, give the Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, which notice shall be accompanied by a copy of the standby Letter of Credit or standby Letters of Credit issued by it and each such amendment or modification thereto.

          (c) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding trade Letters of Credit during such calendar month.

          (d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 2.01(a). Unless the respective Letter of Credit Issuer has received notice from the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(a), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

          1.023  Agreement to Repay Letter of Credit Drawings.  (a)  The
                 --------------------------------------------
Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand; provided, that it is understood and agreed, however,
                         --------
that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable promptly without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2% on and after the third Business Day following the respective Drawing). Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.03(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to
         --------  -------
reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          1.024  Letter of Credit Participations.  (a)  Immediately upon the
                 -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Banks pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein (including the Transaction) or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or


             (v)    the occurrence of any Default or Event of Default.

          1.025  Increased Costs.  If after the date hereof, the adoption or
                 ---------------
effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.


             SECTION 3.  Fees; Commitments.
                         -----------------

          1.031  Fees.  (a)  The Borrower shall pay to the Agent for
                 ----
distribution to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate of 1/2 of 1% per annum on the daily Aggregate Unutilized Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date upon which the Total Commitment is terminated).

          (b)  The Borrower shall pay to the Agent for pro rata distribution to
                                                       --- ----
each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Percentages), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit;

provided, that in no event shall the annual Facing Fee with respect to each
--------
Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower hereby agrees to pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to in writing from time to time between the Borrower and the Agent, when and as due.

          (f)  All computations of Fees shall be made in accordance with
Section 12.07(b).

          1.032  Voluntary Termination or Reduction of Total Unutilized
                 ------------------------------------------------------
Revolving Loan Commitment.  (a)  Upon at least three Business Days' prior
-------------------------
written notice (or telephone notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that (w) any such termination or partial reduction shall apply to
--------
proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Banks, (x) any reduction to the Total Unutilized Revolving Loan Commitment prior to the Initial Borrowing Date may only be made in connection with a termination in full of the Total Revolving Loan Commitment, (y) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000 and (z) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any RL Bank to be reduced (as required by the preceding clause (w)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Bank as in effect immediately before giving effect to such reduction minus (B) such RL Bank's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 12.12(b), upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to
Section 12.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Annex I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04,
12.01 and 12.06), which shall survive as to such repaid Bank.

          1.033  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                 ----------------------------------
(and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on March 15, 1997 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control Event occurs and (ii) the Final Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f), (g) and (h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (e) Each reduction to the Total Term Loan Commitment or Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.


          SECTION 4.  Payments.
                      --------

          1.041  Voluntary Prepayments.  (a)  The Borrower shall have the right
                 ---------------------
to prepay the Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans and/or Term Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

          (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Type of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks;

          (ii) each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (I) $500,000, in the case of Base Rate Loans (other than Swingline Loans), (II) $1,000,000, in the case of Eurodollar Loans and (III) $250,000, in the case of Swingline Loans, and, if greater, in integral multiples of $100,000, provided, that no partial prepayment of Eurodollar Loans made pursuant to a
     --------
     Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

          (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

          (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided, that at the
                                --- ----                   --------
     Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank; and

          (v)    each prepayment of principal of Term Loans pursuant to this
     Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments in direct order of maturity.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to the Facility which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 12.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.


          4.02  Mandatory Prepayments.
                ---------------------

          (A)   Requirements:
                ------------

          (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Agent on such date an amount in cash and/or Cash

Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Agent until the proceeds are applied to the secured obligations).

          (b)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):


     Scheduled Repayment Date                        Amount
     ------------------------                        ------

     June 30, 1997                                  $1,000,000
     September 30, 1997                             $1,000,000
     December 31, 1997                              $1,000,000
     March 31, 1998                                 $1,250,000
     June 30, 1998                                  $1,250,000
     September 30, 1998                             $1,250,000
     December 31, 1998                              $1,250,000
     March 31, 1999                                 $2,250,000
     June 30, 1999                                  $2,250,000
     September 30, 1999                             $2,250,000
     December 31, 1999                              $2,250,000
     March 31, 2000                                 $3,750,000
     June 30, 2000                                  $3,750,000
     September 30, 2000                             $3,750,000
     December 31, 2000                              $3,750,000
     March 31, 2001                                 $3,750,000
     June 30, 2001                                  $3,750,000
     September 30, 2001                             $3,750,000
     December 31, 2001                              $3,750,000
     March 31, 2002                                 $4,000,000
     June 30, 2002                                  $4,000,000

          (c)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on the third Business Day after the date of receipt thereof by Holdings and/or any of its Subsidiaries of Proceeds from any Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Term Loans, provided, that with
                                                         --------
respect to no more than $750,000 in the aggregate of such Net Proceeds in any fiscal year of the Borrower, such Net Proceeds shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Proceeds shall be used to purchase assets used or to be used (or contractually committed to be used) in the businesses referred to in
Section 8.01(a) (including, without limitation (but only to the extent permitted by Section 8.02), capital stock of a corporation engaged in any such business) within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), provided, that (1)
                                                            --------
if all or any portion of such Net Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c) and (2) if all or any portion of such Net Proceeds are not required to be applied on the 180th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c).

          (d)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the sale or issuance of preferred or common equity of (or cash capital contributions to) Holdings or any of its Subsidiaries (other than (w) equity contributions received by Holdings on or prior to the Initial Borrowing Date as part of the Equity Financing, (x) proceeds from issuances of Holdings Common Stock and Qualified Preferred Stock of up to $2,500,000 in the aggregate to the extent that such proceeds are used to consummate one or more Permitted Acquisitions, (y) issuances of Holdings Common Stock or Qualified Preferred Stock (including as a result of the exercise of any options with regard thereto) to management of Holdings and its Subsidiaries and (z) equity contributions to the Borrower or any of its Subsidiaries made by Holdings or any of its Subsidiaries) shall be applied as a mandatory repayment of principal of the Term Loans.

          (e)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04 as in effect on the Effective Date) shall be applied as a mandatory repayment of principal of the Term Loans.

          (f)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of Excess Cash Flow of the Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans.

          (g)  In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans, provided that so long as no Default or
                                          --------
Event of Default then exists and such proceeds do not exceed $1,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds
               ----------------
$1,000,000, then the entire amount and not just the portion in excess of $1,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 180 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided in this Section 4.02(A)(g) and (iii) if all or any portion of such proceeds are not required to be applied on the 180th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(g).

          (h) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries of a Pension Plan Refund, an amount equal to 100% of such Pension Plan Refund shall be applied as a mandatory repayment of principal of the Term Loans.

          (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Final Maturity Date.

          (j) On the date upon which any Change of Control Event occurs, the outstanding amount of all Term Loans shall become due and payable in full.

          (B)  Application:
               -----------

          (a) All repayments of Term Loans shall be applied in the following manner:
          (i)  if required pursuant to Section 4.02(A)(c), (d), (e), (g) or
     (h), to reduce the then remaining Scheduled Repayments on a pro rata basis
                                                                 --- ----
     (based upon the then remaining amount of each such Scheduled Repayment after giving effect to all prior reductions thereto); and

          (ii) if required pursuant to Section 4.02(A)(f), (x) first to reduce
                                                               -----
     the next two then remaining Scheduled Repayments in direct order of maturity and (y) second, thereafter (or to the extent in excess thereof), to reduce the then remaining Scheduled Repayments on a pro rata basis
                                                            --- ----
     (based upon the then remaining amount of each such Scheduled Repayment after giving effect to all prior reductions thereto, including reductions pursuant to clause (x) above).

          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, that (i) Eurodollar Loans made pursuant to a specific Facility may be
--------
designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                     --- ----
among such Loans; provided, that no repayment pursuant to Section 4.02(A)(a)
                  --------
shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral arrangement satisfactory to the Agent and the Borrower and shall provide for investments satisfactory to the Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes").

If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes (or, if later, the date such Bank became party to this Agreement).


          SECTION 5.  Conditions Precedent.  The obligation of each Bank to make
                      --------------------
each Loan to the Borrower hereunder, and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
                -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Term Note and Revolving Note, if any, and to BTCo the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5.02  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5.03  Officer's Certificate.  On the Initial Borrowing Date, the Agent
                ---------------------
shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08 and 5.09 exist as of such date.

          5.04  Opinions of Counsel.  On the Initial Borrowing Date, the Agent
                -------------------
shall have received opinions, addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, from (i) McGuire, Woods, Battle & Boothe L.L.P., counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request, (ii) White & Case, United Kingdom counsel to the Agent, which opinion shall cover the matters contained in Exhibit D-2 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request and (iii) local counsel to the Credit Parties reasonably satisfactory to the Agent, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent or the Required Banks may request and shall be in form and substance satisfactory to the Agent or the Required Banks.

          5.05  Corporate Proceedings.  (a)  On the Initial Borrowing Date, the
                ---------------------
Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their foreign equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws or their foreign equivalent) shall be satisfactory to the Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (c) On the Initial Borrowing Date and after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) and management of Holdings and its Subsidiaries and the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          5.06  Adverse Change, etc.  On or prior to the Initial Borrowing Date,
                --------------------
nothing shall have occurred since January 27, 1996 (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall determine has, or could reasonably be expected to have (i) a material adverse effect on the rights or remedies of the Banks or the Agent and Required Banks, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (ii) a Material Adverse Effect.

          5.07  Litigation.  On the Initial Borrowing Date, there shall be no
                ----------
actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction, this Agreement or any other Document or (b) which the Agent or the Required Banks shall determine could reasonably be expected to
(i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5.08  Approvals.  On or prior to the Initial Borrowing Date, all
                ---------
necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of Letters of Credit.

          5.09  Consummation of the Transaction. (a)  On the Initial Borrowing
                -------------------------------
Date and concurrently with the incurrence of Loans on such date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, and each of the conditions precedent to the consummation of the Acquisition (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Acquisition Agreement) shall have been satisfied and not waived except with the consent of the Agent and the Required Banks to the satisfaction of the Agent and the Required Banks.

          (b) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, (i) Holdings shall have received proceeds of at least $51,000,000 from the Equity Financing, consisting of (x) $5,100,000 in cash in connection with the issuance of Holdings Common Stock and (y) $45,900,000 in cash in connection with the issuance of Holdings Preferred Stock,
(ii) Holdings shall have contributed the full amount of such cash proceeds received in respect of the Equity Financing to the capital of the Borrower in exchange for common stock of, or as an additional common capital contribution to, the Borrower and (iii) the Borrower shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Loans for such purpose.

          (c) On or prior to the Initial Borrowing Date, (i) the Borrower shall have received gross cash proceeds of at least $100,000,000 from the issuance of the Senior Subordinated Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees) and (ii) the Borrower shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Loans for such purpose.

          (d) On the Initial Borrowing Date, the creditors under the C&A Products Debt Documents shall have terminated and released all security interests and Liens on the assets owned by the Acquired Business and C&A Products shall have taken all actions under Section 9.15 of the C&A Products Receivables Sale Agreement as may be required to ensure that Floor Coverings is terminated as a seller thereunder. The Agent shall have received such releases of security interests in and Liens on the assets owned by the Acquired Business as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent and Required Banks. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Acquired Business in connection with the security interests created with respect to the Indebtedness under the C&A Products Debt Documents and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Acquired Business on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Acquired Business, in each case, to secure the obligations in respect of the Indebtedness under the C&A Products Debt Documents, all of which shall be in form and substance reasonably satisfactory to the Agent and Required Banks, and (iv) all collateral owned by the Acquired Business in the possession of any of the creditors in respect of the Indebtedness under the C&A Products Debt Documents or any collateral agent or trustee under any related security document shall have been returned to the Acquired Business. On the Initial Borrowing Date, all guarantees of the Acquired Business with respect to the Indebtedness under the C&A Products Debt Documents shall have been terminated and be of no further force and effect.

          (e) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, Acquisition Documents, the Termination Documents, the Senior Subordinated Notes Documents, the Merger Documents and the Equity Financing Documents), and all of the terms and conditions of such Documents (including, without limitation, with respect to the Senior Subordinated Notes Documents, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, and subordination provisions), as well as the structure of the Transaction, shall be in form and substance satisfactory to the Agent and the Required Banks.

          (f) All conditions precedent to the consummation of the Transaction as set forth in the documentation related thereto shall have been satisfied.

          5.10  Pledge Agreement.  On the Initial Borrowing Date, each Credit
                ----------------
Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local or foreign law (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement and such other documents shall be in full force and effect.

          5.11  Security Agreement.  On the Initial Borrowing Date, each Credit
                ------------------
Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (B)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, each of a recent date listing all effective financing statements that name Holdings, the Borrower, any of their respective Subsidiaries or a division or operating unit of any such Person, as debtor, or otherwise relate to the Acquired Business and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement and such other documents shall be in full force and effect.

          5.12  Mortgages; Title Insurance; Surveys, etc.  (a)  On the Initial
                -----------------------------------------
Borrowing Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each a "Mortgage" and, collectively, the "Mortgages") with respect to each of the Mortgaged Properties located in the United States, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

          (b) On the Initial Borrowing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Collateral Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each Mortgaged Property), (ii) shall not include an exception for mechanics' liens, and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

          (c) On the Initial Borrowing Date, the Collateral Agent shall have also received surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property designated as "Owned" on Annex III hereto, dated a recent date reasonably acceptable to the Collateral Agent and certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Collateral Agent.

          (d) On the Initial Borrowing Date, the Collateral Agent shall have received duly authorized, fully executed, acknowledged and delivered access agreements, landlord consents and waivers and such other documents relating to the Leased Properties that the Collateral Agent may request, and all the foregoing shall be in form and substance reasonably satisfactory to the Collateral Agent.

          5.13  Employee Benefit Plans; Collective Bargaining Agreements;
                ---------------------------------------------------------
Existing Indebtedness Agreements; Shareholders' Agreements; Management
----------------------------------------------------------------------
Agreements; Employment Agreements; Non-Compete Agreements; Tax Sharing
----------------------------------------------------------------------
Agreements; Material Contracts.  On or prior to the Initial Borrowing Date,
------------------------------
there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower, of:

          (a) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor), and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (collectively, the "Employee Benefit Plans");

          (b) all collective bargaining agreements or any other similar agreement or arrangement covering the employees of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (c) all agreements evidencing or relating to the Indebtedness to Remain Outstanding that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

          (d) (A) the Stockholders' Agreement and (B) all other agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

          (e) all material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (including, without limitation, the Management Services Agreement and the Quad-C Consulting Agreement) (collectively, the "Management Agreements");

          (f) all employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

          (g) all non-compete agreement entered into by Holdings or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

          (h) all tax sharing, tax allocation agreements or similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (i) all other material contracts and licenses of Holdings or any of its Subsidiaries (to the extent not described in clauses (a) through (h), inclusive, above) that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Employee Benefit Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Sharing Agreements and Material Contracts shall be in form and substance reasonably satisfactory to the Agent and Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5.14  Solvency Opinion; Environmental Analyses; Evidence of Insurance;
                ----------------------------------------------------------------
Financial Statements.  On the Initial Borrowing Date, the Banks shall have
--------------------
received:

          (a) a solvency opinion from Valuation Research Corporation, addressed to the Agent and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each of Holdings and its Subsidiaries (including, without limitation, the Acquired Business) (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone-basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

          (b) environmental assessments from O'Brien & Gere, the results of which shall be in form and substance reasonably satisfactory to the Agent, together with a reliance letter with respect thereto;

          (c)  evidence of insurance complying with the requirements of Section
     7.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured, mortgagee and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Collateral Agent; and

          (d) on or prior to the Initial Borrowing Date, the Agent shall have received the financial statements referred to in Section 6.10(b), which shall be in form and substance satisfactory to the Agent.

          5.15  Pro Forma Balance Sheets.  On or prior to the Initial Borrowing
                ------------------------
Date, there shall have been delivered to the Agent and the Required Banks, an unaudited pro forma consolidated balance sheet of each of Holdings and its
          --- -----
Subsidiaries and the Borrower and its Subsidiaries as of December 28, 1996 after giving effect to the Transaction, prepared in accordance with Regulation S-X, together with a related funds flow memorandum, which pro forma balance sheets
                                                     --- -----
and funds flow memorandum shall be reasonably satisfactory in form and substance to the Agent and the Required Banks.

          5.16  Projections.  On or prior to the Initial Borrowing Date, the
                -----------
Banks shall have received the financial projections (the "Projections") set forth on Annex IV hereto for the six fiscal years ended after the Initial Borrowing Date, which Projections shall be in form and substance satisfactory to the Agent and the Required Banks.

          5.17  Indebtedness to Remain Outstanding.  On the Initial Borrowing
                ----------------------------------
Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the Indebtedness to Remain Outstanding and
(iv) Holdings Preferred Stock issued in connection with the Equity Financing. On and as of the Initial Borrowing Date, all of the Indebtedness to Remain Outstanding shall remain outstanding after giving effect to the Transaction and the other trans-actions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agent and the Required Banks), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agent or the Required Banks. On and as of the Initial Borrowing Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Indebtedness to Remain Outstanding.

          5.18  Payment of Fees.  On the Initial Borrowing Date, all costs, fees
                ---------------
and expenses, and all other compensation due to the Agent or the Banks (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent due.

          5.19  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Agent shall have received a Notice of Borrowing meeting the requirements of
Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          The occurrence of the Initial Borrowing Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent and the Required Banks.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          6.01  Corporate Status.  Each of Holdings and each of its Subsidiaries
                ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Indebtedness to Remain Outstanding) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or their foreign equivalents) of Holdings or any of its Subsidiaries.

          6.04  Litigation.  There are no actions, suits, proceedings or
                ----------
investigations pending or threatened, with respect to Holdings or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or the Banks or on the ability of any

Credit Party to perform its respective obligations to the Agent or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Term Loans shall be utilized (i) to finance the Transaction and (ii) to pay fees and expenses incurred in connection therewith.

          (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including to effect Permitted Acquisitions and make Capital Expenditures, in each case to the extent permitted by this Agreement), provided that proceeds of Revolving Loans incurred on the Initial Borrowing Date
--------
in an amount not to exceed $3,000,000 may be used to finance the Transaction and to pay the fees and expenses incurred in connection therewith.

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06  Governmental Approvals.  Except for filings and recordings in
                ----------------------
connection with the Security Documents (which filings and recordings shall have been made prior to the Initial Borrowing Date or arrangements satisfactory to the Agent for the making of such filings and recordings shall have been made prior to the Initial Borrowing Date), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document.

          6.07  Investment Company Act.  Neither Holdings nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  Public Utility Holding Company Act.  Neither Holdings nor any of
                ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          6.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Initial Borrowing Date, on a pro forma basis after giving effect to the
                                 --- -----
Transaction and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Senior Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries (each on a consolidated basis), (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries (each on a consolidated basis), will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this
Section 6.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The audited consolidated balance sheet of the Acquired Business for the fiscal years ended January 28, 1995 and January 27, 1996, and the unaudited consolidated balance sheet of the Acquired Business at November 23, 1996, and the related consolidated statements of operations and cash flows of the Acquired Business for the fiscal years or ten-month period, as the case may be, ended as of said dates, which annual financial statements have been examined by Arthur Andersen LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly in all material respects the financial position of the Acquired Business on a consolidated basis at the date of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the November 23, 1996 statements, to normal year-end audit adjustments and the absence of footnotes.

          (c) Since January 27, 1996, nothing has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 6.10(b) and the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither Holdings nor the Borrower knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would reasonably be expected to have, a Material Adverse Effect.

          (e) Except with respect to taxes, depreciation and amortization of intangible assets, which have been determined in connection with the preparation of the Projections in accordance with tax-based accounting conventions, the Projections have been prepared on a basis consistent with the financial statements referred to in Section 6.10(b) and are based on good faith estimates and assumptions made by the management of the Borrower. On the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. There is no fact known to Holdings or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          6.11  Security Interests.  On and after the Initial Borrowing Date,
                ------------------
each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.11 or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.13 and 8.15.

          6.12  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects as of the time such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.13  Transaction.  At the time of consummation thereof, the
                -----------
Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, the occurrence of any Credit Event or the performance by Holdings and its Subsidiaries of their obligations under the Documents and all applicable laws.

          6.14  Special Purpose Corporation.  (a)  Holdings and Acquisition
                ---------------------------
Corp. were formed to effect the Transaction. Prior to the consummation of the Transaction, (i) Holdings had no significant assets (other than $2,100,000 in cash and the capital stock of the Borrower) or liabilities (other than those liabilities under the Acquisition Documents) and (ii) Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the Acquisition Documents and the Merger Documents).

          (b) After the consummation of the Transaction, Holdings has no significant assets (other than the capital stock of the Borrower and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.01(b)) or liabilities (other than under this Agreement and the other Documents to which it is a party and those liabilities permitted to be incurred by Holdings pursuant to Section 8.01(b)).

          6.15  Compliance with ERISA.  (a)  Annex VI sets forth each Plan; each
                ---------------------
Plan (and each related trust, insurance contract or fund) is in material compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan is a multiemployer plan (as defined in Section 4001(a) (3) of ERISA); except as disclosed on Annex VI, no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made or, as applicable, will be timely made or paid in full on or prior to the Initial Borrowing Date; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a) (29), 4971 or 4975 of
the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; each Plan that is a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (b) Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          6.16  Capitalization.  (a)  On the Initial Borrowing Date and after
                --------------
giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 50,000,000 shares of common stock, no par value per share

(such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 5,100,000 shares shall be issued and outstanding and owned by the Equity Investors and (ii) 5,000,000 shares of preferred stock, $100 liquidation preference per share ("Holdings Preferred Stock"), of which 459,000 shares shall be issued and outstanding and owned by the Equity Investors. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. Except as set forth on Annex X, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, all of which shares shall be issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          6.17  Subsidiaries.  (a)  Prior to the consummation of the
                ------------
Transaction, (i) Holdings has no Subsidiaries other than Acquisition Corp. and
(ii) Acquisition Corp. has no Subsidiaries.

          (b) On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex V. Annex V correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          6.18  Intellectual Property.  Each of Holdings and each of its
                ---------------------
Subsidiaries owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how, copyrights, franchises and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

          6.19  Compliance with Statutes, etc.  Holdings and each of its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliance as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          6.20  Environmental Matters.  (a)  Each of Holdings and each of its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending, past or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences regarding Holdings or its Subsidiaries, their operations or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.20, the representations made in this Section 6.20 shall be untrue only if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          6.21  Properties.  All Real Property owned by Holdings or any of its
                ----------
Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex III. Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex III or in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens.

          6.22  Labor Relations.  Neither Holdings nor any of its Subsidiaries
                ---------------
is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or threatened against Holdings or any of its Subsidiaries or before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          6.23  Tax Returns and Payments.  Each of Holdings and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Each of Holdings and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          6.24  Indebtedness to Remain Outstanding.  Annex VIII sets forth a
                ----------------------------------
true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing

Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Indebtedness to Remain Outstanding"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.25  Subordination.  The subordination provisions contained in the
                -------------
Senior Subordinated Notes Documents are enforceable against the Borrower and the holders thereof, and all Obligations are within the definition of "Senior Debt" included in such subordination provisions.

          6.26  Insurance.  Set forth on Annex VII hereto is a true, correct and
                ---------
complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

          SECTION 7.  Affirmative Covenants.  Holdings and the Borrower hereby
                      ---------------------
covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          7.01  Information Covenants.  Holdings will furnish to each Bank:
                ---------------------

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of the Borrower (or 45 days in the case of the fiscal months ending February 28, 1997 and March 31, 1997), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case (commencing with the fiscal month ending February 28, 1998) setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of each quarterly accounting period in each fiscal year of each of Holdings and the Borrower, (i) the consolidated and consolidating balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (ii) management's discussion and analysis of the most important operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings or the Borrower, as the case may be, that they fairly present the financial condition of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (c)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
     each fiscal year of each of Holdings and the Borrower, the consolidated and consolidating balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and, in the case of such consolidated financial statements, setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, if any, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

          (d)  Budgets, etc.  Not more than 30 days after the commencement of
               -------------
     each fiscal year of Holdings, budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and (commencing with the fiscal year beginning on or about February 1, 1998) for each of the four fiscal quarters of the immediately succeeding fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.04, 8.05 and 8.08 through and including 8.11, as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in
     Section 7.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth in reasonable detail the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and
     (ii) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding or investigation pending against Holdings or any of its Subsidiaries with respect to any Document or which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

          (g)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries and management's responses thereto.

          (h)  Environmental Matters.  Promptly after obtaining knowledge of any
               ---------------------
     of the following, written notice of any of the following environmental matters which, individually or in the aggregate, could reasonably be expected to result in a cost to Holdings or any of its Subsidiaries in excess of $250,000:

                  (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

                 (ii) any condition or occurrence on any Real Property at any time owned or operated by Holdings or any of its Subsidiaries that (x) results in a material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response or proposed response thereto. In addition, Holdings agrees to provide the Banks with copies of all material written communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above (other than such communications or reports between Holdings or any of its Subsidiaries and their respective counsel to the extent the same are subject to attorney-client privilege) as may reasonably be requested by the Agent or the Required Banks.

          (i)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or the holders of their capital stock or of the Senior Subordinated Notes in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

          7.02  Books, Records and Inspections.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, (x) officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Bank may desire and
(y) the Agent, at the request of the Required Banks, to conduct, at Holdings' and the Borrower's expense, an audit of the accounts receivable and/or inventories of Holdings and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default has occurred and is continuing) as the Required Banks shall reasonably require.

          7.03  Insurance.  Holdings will, and will cause each of its
                ---------
Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VII is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, Holdings will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are reasonably acceptable to the Agent. At the request of the Agent or the Required Banks, Holdings will furnish to the Agent and the Banks on an annual basis a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as mortgagee with respect to real property, lenders loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance. All policies (including Mortgage Policies) or certificates with respect to such insurance shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent. If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this
Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee, loss payee or certificate holder, as the case may be, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          7.04  Payment of Taxes.  Holdings will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a); provided, that neither Holdings nor any of its Subsidiaries shall be required to
--------
pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05  Corporate Franchises.  Holdings will do, and will cause each of
                --------------------
its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction
                                         --------  -------
permitted by Section 8.02 will not constitute a breach of this Section 7.05.

          7.06  Compliance with Statutes, etc.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          7.07  Compliance with Environmental Laws.  (a)(i)  Holdings will, and
                ----------------------------------
will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the operation of its business and the ownership or use of all Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, and Holdings will promptly pay, and will cause each of its Subsidiaries to pay promptly, all costs and expenses incurred in keeping in such compliance with all Environmental Laws and will keep or cause to be kept all Real Properties owned or operated by Holdings or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in amounts necessary for the operation of the business, in compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim.

          (b) If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material, each of Holdings and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; provided, that neither Holdings nor
                                            --------
any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (c) At the request of the Agent or the Required Banks at any time and from time to time during the existence of this Agreement: (i) if a Default or an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Agent that Holdings or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing or (iii) in the event notice is provided under Section 7.01(h) hereof, Holdings or its Subsidiaries will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agent, indicating the presence or Release, if any, of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action required by any Environmental Laws in connection with any Hazardous Materials on such Real Property. If Holdings or its Subsidiaries shall fail to provide the same after 30 days' notice or as soon thereafter as is reasonably possible, the Agent may order the same, and Holdings or its Subsidiaries shall grant and hereby grant to the Agent and the Banks and their agents access to such Real Property and specifically grant the Agent and the Banks and their agents an irrevocable non-exclusive license to undertake such an assessment, all at the Borrower's expense.

          7.08  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a

Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA or with respect to a Plan that is a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. At the request of any Bank, Holdings will deliver to such Bank a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate from a governmental agency with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          7.09  Good Repair.  Holdings will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.10  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the last Saturday of January of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year ends.

          7.11  Additional Security; Further Assurances.  (a)  Holdings will,
                ---------------------------------------
and will cause each of its Domestic Subsidiaries (and subject to Section 7.13, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Agent or the Required Banks

(collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.

          (c) If the Collateral Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall be in form and substance reasonably satisfactory to the Agent.

          (d) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11.

          7.12  Contributions; Payments.  (a)  Holdings will contribute as a
                -----------------------
common equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds received by Holdings after the Initial Borrowing Date from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its preferred or common equity or any cash capital contributions received by Holdings after the Initial Borrowing Date.

          (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Term Loans to the extent required by Section 4.02.

          7.13  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Agent and the Required Banks does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.13 to be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          7.14  338(h)(10) Election.  The Borrower will timely file or shall
                -------------------
cause to be timely filed all forms required to be filed to effect a valid election under Section 338(h)(10) of the Code with respect to the Acquisition, and the Borrower will timely satisfy or will cause to be timely satisfied any requirements imposed by any state or local government to give effect to an election analogous to the foregoing Section 338(h)(10) election for all applicable state or local tax purposes. Within five Business Days after forms required to be filed to effect a valid election under Section 338(h)(10) of the Code are filed, the Borrower will deliver to the Agent a certificate, signed and attested by any Authorized Officer of the Borrower, that all such Internal Revenue forms have been timely filed to effect the foregoing election, and within five Business Days after requirements imposed by any state or local government to give effect to an election analogous to the foregoing Section 338(h)(10) election for state or local tax purposes have been satisfied, the Borrower will deliver to the Agent a certificate, signed and attested by any Authorized Officer of the Borrower, that all such requirements to give effect to the foregoing election under state and local law have been timely satisfied.

          7.15  Merger; Name Change.  (a)  Promptly following the consummation
                -------------------
of the Acquisition, but in any event on the Initial Borrowing Date, (i) Holdings and Acquisition Corp. shall cause the Merger to be consummated, and all aspects thereof (including, without limitation, regulatory, financial, accounting and tax aspects) shall be satisfactory to the Required Banks and in compliance with the terms of the Merger Documents, this Agreement and all applicable laws, (ii) Floor Coverings, as the surviving corporation of the Merger, shall execute and deliver an Acknowledgment Agreement in the form of Exhibit M and new Notes in replacement of the Notes delivered pursuant to Section 5.01 and (iii) the Articles of Merger with respect to the Merger shall have been filed to the satisfaction of the Agent with the Secretary of State of the State of Delaware and the Clerk of the State Corporation Commission of the Commonwealth of Virginia. After giving effect to the Merger, Floor Coverings shall succeed to all rights and obligations of Acquisition Corp. as were existing immediately prior to the Merger (including, without limitation, all obligations under this Agreement and the other Credit Documents to which Acquisition Corp. is a party). Simultaneously with the Merger, all capital stock of Floor Coverings, as the surviving corporation of the Merger, shall be pledged pursuant to the Pledge Agreement, and all stock certificates evidencing such shares of capital stock of Floor Coverings after giving effect to the Merger shall be delivered to the Collateral Agent.

          (b) Immediately after giving effect to the Merger, the Borrower shall cause an amendment to its Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, which amendment shall change the name of the Borrower to "Collins & Aikman Floorcoverings, Inc."

          7.16  Performance of Obligations.  Holdings will, and will cause each
                --------------------------
of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          7.17  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 6.05.

          7.18  Qualified Preferred Stock.  Holdings shall pay all dividends on
                -------------------------
Qualified Preferred Stock through the issuance of additional shares of Qualified Preferred Stock, rather than in cash.


          SECTION 8.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          8.01  Changes in Business.  (a)  Holdings and its Subsidiaries will
                -------------------
not engage in any business other than the business in which the Acquired Business is engaged as of the Effective Date and activities directly related thereto, and similar or related businesses.

          (b) Notwithstanding the foregoing, Holdings will engage in no business other than (i) its ownership of the capital stock of the Borrower and those obligations of officers and employees of Holdings and its Subsidiaries to the extent permitted by Section 8.05(e) and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, (ii) the issuance of shares of Holdings Common Stock, Holding Preferred Stock and Qualified Preferred Stock to the extent permitted by Section 8.13(v),
(iii) activities associated with expenses paid with dividends made by the Borrower pursuant to Section 8.06(iv) and (iv) indemnity obligations pursuant to indemnity agreements entered into in the ordinary course of business in support of the operations of the Borrower and its Subsidiaries, provided that Holdings
                                                        --------
may engage in those activities that are incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.
                -------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a)  the Transaction;

          (b) the Borrower and its Subsidiaries may lease, as lessee, or license, as licensee, real or personal property (including, without limitation, intellectual property) in the ordinary course of business and otherwise not in violation of this Agreement;

          (c) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.08;

          (d) the advances, investments and loans permitted pursuant to Section 8.05;

          (e) each of the Borrower and its Subsidiaries may sell or otherwise dispose of assets, provided, that (w) each such sale or disposition shall
                        --------
     be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration at least 90% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by senior management of the Borrower, of any other consideration), (y) the aggregate sale proceeds from all assets subject to such sales or dispositions pursuant to this clause (e) shall not exceed $1,000,000 in any fiscal year of the Borrower and (z) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by
     Section 4.02(A)(c);

          (f) each of the Borrower and its Subsidiaries may sell or otherwise dispose of assets, provided, that (w) each such sale or disposition shall
                        --------
     be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration at least 90% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by senior management of the Borrower, of any other consideration) and (y) the aggregate sale proceeds from all assets subject to such sales or dispositions pursuant to this clause (f) shall not exceed $100,000 in any fiscal year of the Borrower;

          (g) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (h) the Borrower and its Subsidiaries may sell for cash or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (i) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons and to one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (j) the assets of any Foreign Subsidiary of the Borrower may be transferred to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any Wholly-Owned Subsidiary of the Borrower, so long as the Borrower or such Wholly-Owned Subsidiary, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation;

          (k) the Borrower and its Wholly-Owned Domestic Subsidiaries may sell or otherwise transfer inventory between or among themselves in the ordinary course of business for resale by the Borrower or such Wholly-Owned Domestic Subsidiaries, as the case may be, so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the inventory so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (l) the Borrower may lease, as lessor, equipment, machinery or its Real Property to one or more Wholly-Owned Domestic Subsidiaries of the Borrower, so long as (x) such lease is for fair market value (determined in good faith by the Board of Directors or senior management of the Borrower) and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so leased shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (m) any Domestic Subsidiary of the Borrower may transfer assets (other than inventory and accounts receivable) to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security

     Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (n) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (i) the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (o) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Wholly-Owned Domestic Subsidiary of the Borrower, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (p) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may acquire assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or the capital stock of any such Person (any such acquisition permitted by this clause (p), a "Permitted Acquisition"), provided, that (i) such Person (or the assets so
                               --------
     acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01(a), (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Domestic Subsidiary of the Borrower or (B) such Person is merged with and into a Wholly-Owned Domestic Subsidiary of the Borrower (with such Wholly-Owned Domestic Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.15 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, (iv) the only consideration paid by the Borrower in respect of any such Permitted Acquisition consists of cash, Holdings
     Common Stock, Qualified Preferred Stock and/or Indebtedness to the extent permitted by Section 8.04(j), (v) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date,
     (vi) after giving effect to any such Permitted Acquisition, the Permitted Acquisition Cost of such Permitted Acquisition shall not exceed an amount equal to the sum of (x) $10,000,000 (less the portion, if any, of such $10,000,000 previously used to consummate a Permitted Acquisition) plus (y) the Excess Proceeds Amount at the time of such Permitted Acquisition, and
     (vii) with respect to each Permitted Acquisition, (A) the Borrower shall have given the Agent at least 10 Business Days prior written notice of such Permitted Acquisition, (B) the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis (the pro forma
                                               --- -----            --- -----
     adjustments made by the Borrower in making the calculations pursuant to this clause (vii)(B) and clauses (vii)(C) and (vii)(D) shall be subject to the reasonable satisfaction of the Agent) after giving effect to the respective Permitted Acquisition as if such Permitted Acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, that (x) in the case of any Permitted Acquisition consummated prior to October 31, 1998, a Leverage Ratio of 5.50:1.0 or less would have been achieved for the 12-month period ended on the last day of such fiscal quarter and (y) thereafter, the covenant contained in Section 8.11 would have been satisfied for the 12-month period ended on the last day of such fiscal quarter, (C) the Borrower in good faith shall believe, based on calculations made by the Borrower, on a pro forma basis after giving effect
                                             --- -----
     to the respective Permitted Acquisition, that the covenants contained in Sections 8.09 through 8.11, inclusive, will continue to be met for the 12-month period following the date of the consummation of the respective Permitted Acquisition, (D) the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis after giving
                                               --- -----
     effect to the consummation of the respective Permitted Acquisition and all other Permitted Acquisitions theretofore effected as if all such Permitted Acquisitions had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, that the covenants contained in Sections 8.09 through 8.11, inclusive, would have been satisfied for the 12-month period ended on the last day of such fiscal quarter and (E) the Borrower shall have delivered to the Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (vii) and containing the pro forma
                                                               --- -----
     calculations required by the preceding clauses (vii)(B),(vii)(C) and
     (vii)(D);

          (q) the Borrower and its Wholly-Owned Domestic Subsidiaries may sell or transfer inventory to the Borrower's Wholly-Owned Foreign Subsidiaries in the ordinary course of business for resale by such Wholly-Owned Foreign Subsidiary; and

          (r) the Borrower and any of its Subsidiaries may sell, lease (as lessor) or otherwise dispose of assets which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (w) each such sale or disposition
                             --------
     shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration at least 75% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the Borrower in good faith, of any other consideration) shall be in the form of cash and (y) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by
     Section 4.02(A)(c).

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          8.03  Liens.  Holdings will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex IX, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09,

     provided that cash or other property (other than proceeds of insurance
     --------
     payable by reason of such judgments, decrees or attachments) may only be pledged by Holdings or any of its Subsidiaries as security therefor to the extent the amount of such cash plus the fair market value of such other property does not exceed $250,000 in the aggregate;

          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) and (z) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (g) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

     (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;

          (k)  Liens created pursuant to Capital Leases permitted pursuant to
     Section 8.04(d), provided that (x) such Liens only serve to secure the
                      --------
     payment of Indebtedness arising under such Capitalized Lease Obligation and
     (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

          (l)  Permitted Encumbrances;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 60 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided,
                                                                    --------
     that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 75%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

          (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided, that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 8.04(j) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

          (o) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

In connection with the granting of Liens of the type described in clauses (k) and (m) of this Section 8.03 by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower's expense, the Agent and the Collateral Agent shall take (and are hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

          8.04  Indebtedness.  Holdings will not, and will not permit any of its
                ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness to Remain Outstanding on the Initial Borrowing Date and listed on Annex VIII, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;

          (d) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted under Section 8.03(m); provided, that (x) all such
                                            --------
     Capitalized Lease Obligations are permitted under Section 8.08 and (y) the sum of (i) the aggregate outstanding Capitalized Lease Obligations plus
                                                                        ----
     (ii) the aggregate outstanding principal amount of such purchase money Indebtedness at any time shall not exceed $1,500,000;

          (e) Indebtedness of the Borrower incurred under the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 (as reduced by any repayments of principal thereof);

          (f) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);

          (g) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging
                                                        ---- ----
     activities;

          (h) Indebtedness of Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries as a result of any investment made pursuant to
     Section 8.05(m);

          (i) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness and leases permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Borrower, (y) by Domestic Subsidiaries of the Borrower of Indebtedness (other than the Senior Subordinated Notes) and leases permitted to be incurred by the Borrower or other Wholly-Owned Domestic Subsidiaries of the Borrower and (z) by Foreign

     Subsidiaries of Indebtedness and leases permitted to be incurred by other Wholly-Owned Foreign Subsidiaries of the Borrower;

          (j) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such
                                              --------
     Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (j) and
     (iii) at the time of such Permitted Acquisition, such Indebtedness does not exceed 20% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

          (k) Indebtedness of Holdings under the Shareholder Subordinated Notes issued by Holdings as consideration in connection with redemptions or repurchases of shares of capital stock of Holdings or options to purchase capital stock of Holdings held by former employees of Holdings or any of its Subsidiaries following the termination of their employment;

          (l) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $1,000,000 in aggregate principal amount at any time outstanding.

          8.05  Advances, Investments and Loans.  Holdings will not, and will
                -------------------------------
not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

          (a) Holdings and its Subsidiaries may invest in cash and Cash Equivalents, provided that during any time that Revolving Loans or
                  --------
     Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days (other than cash deposited with the Agent pursuant to any cash collateral arrangement entered into pursuant to this Agreement);

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dis-chargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(c) shall be permitted;

          (e) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

          (g) the Borrower may make intercompany loans and advances to any of its Subsidiaries, any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower, and any Subsidiary of the Borrower may make intercompany loans and advances to any other Subsidiary of the Borrower (collectively, "Intercompany Loans"), provided, that (w) at no
                                                    --------
     time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (g) by the Borrower and its Wholly-Owned Domestic Subsidiaries to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 8.05(l) after the Initial Borrowing Date, exceed $1,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (x) each Intercompany Loan shall be evidenced by an Intercompany Note, (y) each Intercompany Note evidencing an Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit I and (z) each Intercompany Note (other than (1) Intercompany Notes issued by Foreign Subsidiaries of the Borrower to the Borrower or any of its Domestic Subsidiaries and (2) Intercompany Notes held by Foreign Subsidiaries of the Borrower, in each case except to the extent provided in Section 7.13) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (h) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances), shall be permitted;

          (i) Holdings may make equity contributions to the capital of the Borrower;

          (j) Foreign Subsidiaries of the Borrower may invest in Foreign Cash Equivalents;

          (k)  Other Hedging Agreements may be entered into in compliance with
     Section 8.04(g);

          (l) the Borrower and its Wholly-Owned Domestic Subsidiaries may make cash capital contributions to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries of the Borrower, and may capitalize or forgive any Indebtedness owed to them by a non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower and outstanding under clause (g) of this
     Section 8.05, provided that the aggregate amount of such contributions, capitalizations and forgiveness after the Initial Borrowing Date, when added to the aggregate outstanding principal amount of Intercompany Loans made to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries under such clause (g) (determined without regard to any write-downs or write-offs thereof) after the Initial Borrowing Date, shall not exceed at any one time outstanding an amount equal to $1,000,000;

          (m) the Borrower and its Domestic Subsidiaries may make and hold investments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Domestic Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);

          (n) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Sections 8.02(k), (m) and
     (q);

          (o) the Borrower may contribute cash to one or more of its Wholly-Owned Domestic Subsidiaries formed after the Initial Borrowing Date in accordance with Section 8.15 so long as the aggregate amount of contributions at any one time outstanding (without giving effect to any write-downs or write-offs) to all such Wholly-Owned Domestic Subsidiaries does not exceed $500,000;

          (p)  Permitted Acquisitions shall be permitted in accordance with
     Section 8.02(p);

          (q) the Borrower and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to
     Section 8.02(e) or (f) to the extent permitted by any such Section; and

          (r) in addition to investments permitted by clauses (a) through (q) above, the Borrower and its Subsidiaries may make additional loans, advances and investments to or in a Person, so long as the amount of any such loan, advance or investment (at the time of the making thereof) does not exceed an amount which, when added to the aggregate amount used to make loans, advances and investments pursuant to this clause (r) following the Initial Borrowing Date to the extent same are then still outstanding (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments), equals $2,500,000, provided, that neither the Borrower nor
                                      --------
     any of its Subsidiaries may make or own any investment in Margin Stock.

          8.06  Dividends, etc.  Holdings will not, and will not permit any of
                ---------------
its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any payment pursuant to a tax sharing agreement, or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

             (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

             (ii) Holdings may redeem or purchase shares of capital stock of Holdings or options to purchase capital stock of Holdings held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, provided that (w) the only consideration paid by
                          --------
     Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $300,000 in any fiscal year of Holdings, provided that
                                                               --------
     such amount shall be increased by an amount equal to the net cash proceeds received by Holdings in such year from the sale or issuance of Holdings Common Stock to management of Holdings or any of its Subsidiaries, and (y) at the time of any cash payment permitted to be made pursuant to this
     Section 8.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

             (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings, so long as Holdings promptly uses such proceeds for the purposes described in clause (ii) of this Section 8.06;

             (iv) the Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, or to pay salaries or other compensation of employees who perform services for Holdings and the Borrower, provided that the aggregate
                                                     --------
     amount of cash Dividends paid pursuant to this clause (iv) during any fiscal year of the Borrower shall not exceed $150,000;

             (v) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this clause
     --------
     (v) to enable Holdings to pay federal and state income taxes at any time shall not exceed the lesser of (A) the amount of such federal and state income taxes owing by Holdings at such time for the respective period and
     (B) the amount of such federal and state income taxes that would be owing by the Borrower and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Borrower and (y) any refunds received by Holdings shall promptly be returned by Holdings to the Borrower; and

             (vi) Holdings may pay Dividends on Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock.

          8.07  Transactions with Affiliates.  Holdings will not, and will not
                ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidi-
ary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted:
                   --------
(i) the Transaction, (ii) Dividends may be paid to the extent provided in
Section 8.06, (iii) Holdings and the Borrower and its Domestic Subsidiaries may enter into the Holdings Tax Allocation Agreement and may make any payments required thereunder, (iv) so long as no Default or Event of Default exists, the Borrower may pay consulting fees to Quad-C and/or its Affiliates in amounts not to exceed $350,000 in any year in accordance with the terms of the Quad-C Consulting Agreement, (v) the reimbursement of Quad-C and/or its Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing consulting services to the Borrower and its Subsidiaries under the Quad-C Consulting Agreement, (vi) the payment of indemnities owing to Quad-C and/or its Affiliates under the terms of the Quad-C Consulting Agreement and
(vii) the reimbursement of directors of Holdings and its Subsidiaries for their reasonable out-of-pocket expenses incurred in performing their directorial duties and the payment of indemnities owing to them as directors.

          8.08  Capital Expenditures.  (a)  Holdings will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the Borrower and its Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth opposite such fiscal year below:


        Fiscal Year Ending               Amount
        ------------------               ------

          January, 1998                5,200,000
          January, 1999                4,900,000
          January, 2000                3,900,000
          January, 2001                2,800,000
          January, 2002                4,500,000
          January, 2003                4,500,000

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) exceed 125% of the amount set forth in such Section 8.08(a).

          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determin-ation under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid or committed to be paid within 180 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(g).

          (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Proceeds of Asset Sales, to the extent such Net Proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(c) and such proceeds are reinvested as required by said Section.

          (e) Notwithstanding the foregoing, the Borrower may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.02(p).

          (f) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)).

          8.09 Minimum Consolidated EBITDA.  Neither Holdings nor the Borrower
               ---------------------------
will permit Consolidated EBITDA for any Test Period ending on or about a date set forth below to be less than the amount set forth opposite such date:


                                   Minimum Consolidated
           Date                           EBITDA
           ----                    --------------------
       April 30, 1997                   $ 4,700,000
       July 31, 1997                    $13,000,000
       October 31, 1997                 $19,500,000
       January 31, 1998                 $25,500,000

       April 30, 1998                   $26,250,000
       July 31, 1998                    $27,500,000
       October 31, 1998                 $28,400,000
       January 31, 1999                 $29,250,000

       April 30, 1999                   $29,750,000
       July 31, 1999                    $30,250,000


                                   Minimum Consolidated
           Date                           EBITDA
           ----                    --------------------

       October 31, 1999                $30,750,000
       January 31, 2000                $31,500,000

       April 30, 2000                  $32,000,000
       July 31, 2000                   $32,500,000
       October 31, 2000                $33,000,000
       January 31, 2001                $34,000,000

       April 30, 2001                  $34,500,000
       July 31, 2001                   $35,000,000
       October 31, 2001                $35,500,000
       January 31, 2002                $36,000,000

       April 30, 2002                  $36,000,000

          8.10  Interest Coverage Ratio.  Neither Holdings nor the Borrower will
                -----------------------
permit the Interest Coverage Ratio for any Test Period ending on or about a date set forth below to be less than the ratio set forth opposite such date:




           Date                             Ratio
           ----                             -----
       April 30, 1997                      1.15:1.0
       July 31, 1997                       1.50:1.0
       October 31, 1997                    1.50:1.0
       January 31, 1998                    1.50:1.0

       April 30, 1998                      1.58:1.0
       July 31, 1998                       1.65:1.0
       October 31, 1998                    1.70:1.0
       January 31, 1999                    1.75:1.0

       April 30, 1999                      1.80:1.0
       July 31, 1999                       1.85:1.0
       October 31, 1999                    1.90:1.0
       January 31, 2000                    1.95:1.0

       April 30, 2000                      2.05:1.0
       July 31, 2000                       2.10:1.0
       October 31, 2000                    2.15:1.0
       January 31, 2001                    2.20:1.0


       April 30, 2001                      2.25:1.0
       July 31, 2001                       2.35:1.0
       October 31, 2001                    2.40:1.0
       January 31, 2002                    2.50:1.0

       April 30, 2002                      2.75:1.0


          8.11  Leverage Ratio.  Neither Holdings nor the Borrower will permit
                --------------
the Leverage Ratio at any time during a fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter:


  Fiscal Quarter Ending on or about             Ratio
  ---------------------------------             -----
         April 30, 1997                       6.00:1.0
         July 31, 1997                        6.00:1.0
         October 31, 1997                     6.00:1.0
         January 31, 1998                     6.00:1.0

         April 30, 1998                       5.90:1.0
         July 31, 1998                        5.70:1.0
         October 31, 1998                     5.50:1.0
         January 31, 1999                     5.25:1.0

         April 30, 1999                       5.00:1.0
         July 31, 1999                        4.75:1.0
         October 31, 1999                     4.75:1.0
         January 31, 2000                     4.60:1.0

         April 30, 2000                       4.40:1.0
         July 31, 2000                        4.20:1.0
         October 31, 2000                     4.00:1.0
         January 31, 2001                     3.80:1.0

         April 30, 2001                       3.65:1.0
         July 31, 2001                        3.50:1.0
         October 31, 2001                     3.35:1.0
         January 31, 2002                     3.20:1.0

         April 30, 2002                       3.20:1.0

          8.12  Designated Senior Debt.  Holdings will not, and will not permit
                ----------------------
any of its Subsidiaries to (i) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for purposes of, and as defined in, the Senior Subordinated Notes Documents or (ii) designate any documents with respect to any Indebtedness (other than this Agreement) as the "Credit Agreement" as defined in the Senior Subordinated Notes Documents for purposes of the receipt of notices by the Agent, and delivery of blockage notices pursuant to the subordination provisions of the Senior Subordinated Notes Documents.

          8.13  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; etc.  Holdings will not, and will not permit any of its
----------------------
Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness to Remain Outstanding or Senior Subordinated Notes; provided, that the Series B Senior Subordinated
                                --------
     Notes may be issued in exchange for the Series A Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Indenture;

            (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness to Remain Outstanding, any Existing Indebtedness Agreement, any Qualified Preferred Stock, any Shareholder Subordinated Note or any Senior Subordinated Notes Document;

            (iii) amend, modify or change in any way adverse to the interests of the Banks, the Holdings Tax Allocation Agreement, any Management Agreement, any Equity Financing Document, any Acquisition Document, any Merger Document, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new Tax Sharing Agreement, Management Agreement or agreement with respect to its capital stock which could in any way be adverse to the interests of the Banks;

            (iv) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.06(ii); or

            (v) issue any class of capital stock other than (x) in the case of the Borrower and its Subsidiaries, non-redeemable common stock and (y) in the case of

     Holdings, issuances of Holdings Common Stock and Qualified Preferred Stock, in each case, so long as, after giving effect to such issuance, no Event of Default will exist under Section 9.10 and the proceeds thereof are applied in accordance with Sections 4.02(A)(d) and 7.12.

          8.14  Limitation on Certain Restrictions on Subsidiaries.  Holdings
                --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings,
(b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m) and (vi) the Senior Subordinated Notes Documents.

          8.15  Limitation on the Creation of Subsidiaries and Joint Ventures.
                -------------------------------------------------------------
(a) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided
                                                                   --------
that, the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire Wholly-Owned Subsidiaries, so long as (i) at least 30 days' prior written notice thereof is given to the Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent,
(iii) such new Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section 7.13) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement and (iv) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 7.11. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

          (b) Except as provided in Section 8.05(r), Holdings will not, and will not permit any of its Subsidiaries to, enter into any partnerships or joint ventures.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each, an "Event of Default"):

          9.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by Holdings, the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  Any Credit Party shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.10, 7.11, 7.12, 7.13, 7.15 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

          9.04  Default Under Other Agreements.  (a)  Holdings or any of its
                ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause
--------
(a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $1,500,000 at any one time; or

          9.05  Bankruptcy, etc.  Holdings or any of its Subsidiaries shall
                ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bank-ruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  A Plan established, maintained or to which there is
                -----
an obligation to contribute by the Borrower, and of its Subsidiaries or any ERISA Affiliate shall fail to satisfy the minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been or is likely to be terminated (other than pursuant to a "standard termination" within the meaning of Section 4041(b) of ERISA) or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability, (d) the Borrower or a Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, (e) the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, (f) any Plan which is subject to Title IV of ERISA shall have had or shall be likely to have a trustee appointed to administer such Plan, (g) a Reportable Event shall have occurred, and (h) a contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; and there shall result from any such event or events described in the preceding clauses of this Section 9.06 the imposition of a Lien upon the assets of the Borrower or any Subsidiary, the granting of a security interest, or a liability or a material risk of incurring a liability, in each case which has had or would reasonably be expected to have, in the opinion of the Required Banks a Material Adverse Effect; or

          9.07  Security Documents.  (a)  Any Security Document shall cease to
                ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08  Guaranties.  The Guaranties or any provision thereof shall cease
                ----------
to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $1,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

            9.10  Ownership.  A Change of Control Event shall have occurred; or
                  ---------

            9.11  338(h)(10) Election.  The Seller shall have failed to effect a
                  -------------------
valid election under Section 338(h)(10) of the Code with respect to the Acquisition or shall have failed to satisfy any requirements imposed by any state or local government to give effect to an election analogous to the Section 338(h)(10) election for purposes of all applicable state or local tax laws, in each case within the time period provided under applicable law for such election to be valid or for any such requirements to be satisfied;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the
Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur
---------
with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any

Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.


          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acknowledgment Agreement" shall mean the Acknowledgment Agreement, dated as of February 6, 1997, executed by Floor Coverings immediately after the Merger, in the form of Exhibit M.

          "Acquired Business" shall mean the businesses acquired by Acquisition Corp. from the Seller pursuant to the Acquisition Documents.

          "Acquisition" shall mean the acquisition by Acquisition Corp. of 100% of the outstanding capital stock of Floor Coverings pursuant to, and in accordance with the terms of, the Acquisition Agreement.

          "Acquisition Agreement" shall mean the Acquisition Agreement, dated as of December 9, 1996, by and among Holdings, Acquisition Corp., Seller, Floor Coverings and C&A Products, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Acquisition Corp." shall have the meaning provided in the first paragraph of this Agreement.

          "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Additional Security Documents" shall have the meaning provided in
Section 7.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(B)(b).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

          "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's Term Loan Commitment at such time, if any and (ii) such Bank's Revolving Loan Commitment at such time less the sum of (x)
                                                            ----
the aggregate outstanding principal amount of all Revolving Loans made by such Bank, (y) such Bank's Percentage of the Letter of Credit Outstandings at such time and (z) in the case of any determination with respect to BTCo in its individual capacity as a Bank hereunder (and only in such case), the aggregate outstanding principal amount of all Swingline Loans made by BTCo at such time.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Base Rate Loans, 1.50% and (ii) in the case of Eurodollar Loans, 2.50%.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Sections 8.02(f), (g), (h), (i) and (q).

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

          "Authorized Officer" shall mean any senior officer of Holdings or the Borrower designated as such in writing to the Agent by Holdings or the Borrower, in each case to the extent reasonably acceptable to the Agent.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(b) or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(a), (b) or (d) or 2.03(b), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall mean (i) at any time prior to the consummation of the Merger, Acquisition Corp. and (ii) upon the consummation of the Merger, Floor Coverings as the surviving corporation of said Merger (which shall be renamed "Collins & Aikman Floorcoverings, Inc." in accordance with the terms of Section 7.15(b)).

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date
                                               --- ----
(or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "C&A Products" shall mean Collins & Aikman Products Co., a Delaware corporation.

          "C&A Products Debt Documents" shall mean the (i) Amended and Restated Credit Agreement, dated as of June 3, 1995, among C&A Products, Collins & Aikman Canada Inc., Collins & Aikman Corporation, various financial institutions from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent, (ii) the C&A Products Receivables Sale Agreement and (iii) the Servicing Agreement, dated as of March 30, 1995, among Carcorp, Inc., C&A Products, as Master Servicer, certain subsidiaries of C&A Products, as Servicers, and The Chase Manhattan Bank, as Trustee.

          "C&A Products Receivables Sale Agreement" shall mean the Amended and Restated Receivables Sale Agreement, dated as of March 30, 1995, among Carcorp., Inc., C&A Products, as Master Servicer, C&A Products and its Wholly-Owned Subsidiaries, as Sellers.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including, with-out duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), and the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change of Control Event" shall mean (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock, (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than the Sponsors, shall (i) have acquired beneficial ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (ii) obtained the power (whether or not exercised) to elect a majority of Holdings' directors, (c) the Board of Directors of

Holdings shall cease to consist of a majority of Continuing Directors, (d) the Sponsors cease to hold beneficial ownership of at least a majority on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (e) any "Change of Control" as such term is defined in any Existing Indebtedness Agreement or the Senior Subordinated Note Indenture, or any successor or similar provision, shall occur.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.13.

          "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of Holdings and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes, any Indebtedness included in current liabilities and any accrued but unpaid interest on any such Indebtedness.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries for borrowed money determined on a consolidated basis.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees and as original issue discount) and interest income of Holdings and its Subsidiaries determined on a consolidated basis, and provisions for taxes based on income and foreign withholding taxes, and determined without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding, without duplication, thereto (i) the amount of all depreciation expense and amortization expense and other non-cash charges that were deducted in determining Consolidated EBIT for such period and (ii) the write-up of inventory in connection with the Acquisition to the extent deducted in determining Consolidated EBIT for such period; provided that (x) in the case
                                                  --------
of any determination of Consolidated EBITDA for purposes of Section 8.11 and the definition of Leverage Ratio for any Test Period ending on or prior to the fiscal quarter ending on or about October 31, 1997, Consolidated EBITDA shall be determined as provided in the definition of Test Period and (y) Consolidated EBITDA shall include, in addition, the pro forma EBITDA of any Person
                                       --- -----
(calculated as aforesaid but with respect to such Person and its Subsidiaries on a consolidated basis and after giving effect to pro forma adjustments satisfactory to the Agent) prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any Subsidiary or that Person's assets are acquired by Holdings or any of its Subsidiaries.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided, however, that (A) there shall be excluded (without duplication) (i)
--------  -------
income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or (subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of Holdings to the extent attributable to minority interests held therein by Persons other than Holdings and its Wholly-Owned Subsidiaries, and (iv) the income of any consolidated Subsidiary of Holdings during such period to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Holdings or any of its other Subsidiaries.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Holdings Guaranty, each Security Document, the Acknowledgment Agreement and, after the execution and delivery thereof, the Subsidiary Guaranty.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and, upon the execution and delivery of the Subsidiary Guaranty in accordance with the terms hereof, each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.06.

          "Documents" shall mean the Credit Documents, the Acquisition Documents, the Equity Financing Documents, the Senior Subordinated Notes Documents, the Merger Documents and the Termination Documents.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings which is not a Foreign Subsidiary.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employee Benefit Plans" shall have the meaning provided in Section 5.13.

          "Employment Agreements" shall have the meaning provided in Section
5.13.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued to Holdings or any of its Subsidiaries under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable international, United Kingdom or U.S federal, state or local statute, law, treaty, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any written and binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. (S) 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
     -------
(S) 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42
         -- ----
U.S.C. (S) 6901 et seq.;
                -- ---
the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.;
                                                                        -- ---
the Toxic Substances Control Act, as amended, 15 U.S.C. (S) 2601 et seq.; the
                                                                 -- ---
Oil Pollution Act of 1990, as amended, 33 U.S.C. (S) 2701- 2761; the Clean Air Act, as amended, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, as
                                    -- ---
amended, 42 U.S.C. (S) 3808 et seq.; the Occupational Safety and Health Act of
                            -- ---
1970, as amended, 29 U.S.C. 651 et seq.; and their counterparts or equivalents
                                -- ---
under state or local law and under the laws of the United kingdom.

          "Equity Financing" shall mean the issuance by Holdings of Holdings Common Stock and Holdings Preferred Stock to the Equity Investors on the Initial Borrowing Date.

          "Equity Financing Documents" shall mean each of the documents related to the consummation of the Equity Financing.

          "Equity Investors" shall mean and include (i) Quad-C, its Affiliates and such other Persons as may be designated by it acceptable to the Agent, (ii) PPI and (iii) the Management Participants.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, the remainder (if positive) of (I) (i) the sum of (A) Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, minus
(ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to all Capital Expenditures (excluding Capital Expenditures made pursuant to Section 8.08(c), (d) or (e)) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder), (D) the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries (other than (1) repayments of Indebtedness with proceeds of the incurrence or issuance, as the case may be, of other Indebtedness or equity or equity contributions or with proceeds of asset sales, Recovery Events or Pension Plan Refunds and (2) repayments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (F) non-cash charges added back in a previous period pursuant to clause
(i)(B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period and (H) costs incurred by Holdings during such period and paid for with the proceeds of dividends paid to Holdings pursuant to Section 8.06(iv) to the extent not deducted in determining Consolidated Net Income for such period, less (II) $2,000,000.

          "Excess Cash Flow Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

          "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of a fiscal year of Holdings (beginning with its fiscal year ending on or about January 31, 1998).

          "Excess Proceeds" shall mean the portion of Excess Cash Flow of the Borrower and its Subsidiaries which is permitted to be retained by the Borrower pursuant to Section 4.02(A)(f).

          "Excess Proceeds Amount" shall initially be $0, which amount shall be
(A) increased on each Excess Cash Payment Date so long as any repayment required
    ---------
pursuant to Section 4.02(A)(f) has been made, by an amount equal to 25% of Excess Cash Flow for the immediately preceding Excess Cash Flow Period, and (B)

reduced (i) on each Excess Cash Payment Date where Excess Cash Flow for the
-------
immediately preceding Excess Cash Flow Period is a negative number, by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 8.08(f), by the amount thereof, and (iii) at the time any Permitted Acquisition is made, by the amount of Excess Proceeds expended in connection therewith (it being understood that the Excess Proceeds Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Loan Facility or the Revolving Loan Facility.
                ----

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

          "Final Maturity Date" shall mean June 30, 2002.

          "Floor Coverings" shall mean Collins & Aikman Floor Coverings, Inc., a Delaware corporation and (x) prior to the consummation of the Transaction, a Wholly-Owned Subsidiary of the Seller and (y) after giving effect to the consummation of the Transaction, a Wholly-Owned Subsidiary of Holdings (it being understood that immediately after the consummation of the Merger, Floor Coverings shall change its name to "Collins & Aikman Floorcoverings, Inc.").

          "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include the Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under any such Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guarantor" shall mean Holdings and, upon and after the execution and delivery of the Subsidiary Guaranty, each Subsidiary Guarantor.

            "Guaranty" shall mean and include each of the Holdings Guaranty and, after the execution and delivery thereof, the Subsidiary Guaranty.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under and within the context used in applicable Environmental Laws.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Common Stock" shall have the meaning provided in Section 6.16.

            "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 13.

            "Holdings Preferred Stock" shall have the meaning provided in
Section 6.16.

          "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of the Effective Date, among Holdings and the Borrower.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                               ----
obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

            "Indebtedness to Remain Outstanding" shall have the meaning provided in Section 6.24.

            "Initial Borrowing Date" shall mean the date upon which the Term Loans are incurred hereunder.

            "Intercompany Loan" shall have the meaning provided in Section 8.05(g).

            "Intercompany Notes" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leased Properties" shall mean the property located in Whitfield County, Georgia and subject to that certain Real Property Master Lease Agreement, dated as of August 10, 1996, between the Borrower and Carpet Capital Partnership No. 2.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo, Wachovia Bank of Georgia, N.A. and any Bank which, at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuer on the Initial Borrowing Date is BTCo.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period then last ended.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

            "Loan" shall mean each Term Loan, Revolving Loan and Swingline Loan made by any Bank hereunder.

            "Management Agreements" shall have the meaning provided in Section 5.13.

            "Management Participants" shall mean certain members of the management of Floor Coverings acceptable to the Agent.

            "Management Services Agreement" shall mean the Management Services Agreement, dated as of February 6, 1997, among C&A Products, the Seller and the Borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, the Borrower or Holdings and its Subsidiaries taken as a whole.

            "Material Contracts" shall have the meaning provided in Section 5.13(i).

            "Maximum Swingline Amount" shall mean $5,000,000.

            "Merger" shall mean the merger of Acquisition Corp. with and into Floor Coverings pursuant to, and in accordance with the terms of, the Merger Documents, with Floor Coverings as the surviving corporation of said merger and, in connection therewith, immediately after the consummation of said merger, Floor Coverings shall change its name to "Collins & Aikman Floorcoverings, Inc."

            "Merger Agreement" shall mean the Plan of Merger, dated as of February 6, 1997, between Floor Coverings and Acquisition Corp., as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof.

            "Merger Documents" shall mean the Merger Agreement, the certificate of merger and all other agreements and documents related to the Merger.

            "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (other than Swingline Loans), $500,000, (ii) for Eurodollar Loans, $1,000,000 and (iii) for Swingline Loans, $250,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall have the meaning provided in Section 5.12(a).

            "Mortgage Policies" shall have the meaning provided in Section 5.12(b).

            "Mortgaged Properties" shall mean and include (i) all Real Properties owned or leased by Holdings and its Domestic Subsidiaries to the extent designated as such on Annex III and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 7.11.

            "Net Proceeds" shall mean, with respect to any Asset Sale, the Proceeds resulting therefrom net of (a) reasonable cash expenses of sale (including, as applicable, any brokerage or underwriting fees, reasonable legal, advisory and other fees, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

            "Non-Compete Agreements" shall have the meaning provided in Section 5.13.

            "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

            "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section
1.03.

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Banks from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the

Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Banks from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Pension Plan Refund" shall mean any cash payments (net of reasonable costs associated therewith, including income, excise and other taxes payable thereon) received by Holdings and/or of its Subsidiaries from any return of any surplus assets from any single Plan or Foreign Pension Plan.

            "Percentage" shall mean, at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; provided, that if the Total
                                                --------
Revolving Loan Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

            "Permitted Acquisition" shall have the meaning provided in Section 8.02(p).

            "Permitted Acquisition Cost" shall mean, with respect to any Permitted Acquisition, the aggregate amount paid in connection with such Permitted Acquisition (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with such Permitted Acquisition and the fair market value (determined as of the date of consummation of such Permitted Acquisition in good faith by senior management of the Borrower) of any Holdings Common Stock or Qualified Preferred Stock, if any, issued as consideration in connection with such Permitted Acquisition).

            "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Collateral Agent in accordance with the terms hereof, reasonably acceptable by the Collateral Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Collateral Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Collateral Agent may consent to (such consent not to be unreasonably withheld).

            "Permitted Liens" shall have the meaning provided in Section 8.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.10.

            "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

            "PPI" shall mean Paribas Principal Inc., a New York corporation.

            "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Proceeds" shall mean with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

            "Projections" shall have the meaning provided in Section 5.16.

            "Quad-C" shall mean Quad-C, Inc., a Virginia corporation.

            "Quad-C Consulting Agreement" shall mean the Consulting Agreement, dated as of February 6, 1997, between Quad-C, Holdings and the Borrower, as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

            "Qualified Preferred Stock" shall mean Holdings Preferred Stock and such other preferred stock of Holdings having substantially the same terms as the Holdings Preferred Stock (including, without limitation, perpetual pay-in-kind dividend provisions, redemption provisions and the absence of covenants) or otherwise having terms acceptable to the Agent and the Required Banks.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03; provided
                                                                      --------
that notwithstanding the foregoing, the term Recovery Event shall not include the receipt by Holdings or any of its Subsidiaries of any proceeds payable under business interruption insurance.

            "Register" shall have the meaning provided in Section 12.17.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation S-X" shall mean Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Release" shall mean active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, migrating, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement Bank" shall have the meaning provided in Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 4043.

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Revolving Loan" shall have the meaning provided in Section 1.01(b).

            "Revolving Loan Commitment" shall mean, with respect to each RL Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9.

            "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "Rollover Amount" shall have the meaning provided in Section
8.08(b).

            "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

            "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning provided in the Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Agreement" shall have the meaning provided in Section
5.11.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Mortgage, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5.10, 5.11, 7.11 and 7.13, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement.

            "Seller" shall mean Collins & Aikman Floor Coverings Group, Inc., a Delaware corporation.

            "Senior Subordinated Notes Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Initial Borrowing Date (to the extent thereof) and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            "Senior Subordinated Note Indenture" shall mean the Indenture entered into by and between the Borrower and IBJ Schroder Bank & Trust Company, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Subordinated Notes" shall mean the Series A Senior Subordinated Notes and any Series B Senior Subordinated Notes issued in exchange therefor in accordance with the terms of the Senior Subordinated Note Indenture.

            "Series A Senior Subordinated Notes" shall mean the Borrower's 10% Senior Subordinated Notes due January 15, 2007, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            "Series B Senior Subordinated Notes" shall mean the Borrower's 10% Series B Senior Subordinated Notes due January 15, 2007, issued in exchange for Series A Senior Subordinated Notes, in the form set forth in the Senior Subordinated Note Indenture as in effect on the Initial Borrowing Date, and as such Series B Senior Subordinated Notes may be modified, supplemented or amended from time to time, pursuant to the terms hereof and thereof.

            "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit L.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.13(d).

            "Sponsors" shall mean Quad-C, PPI and their respective Affiliates.

            "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Stockholders' Agreement" shall mean the Shareholders' Agreement, dated as of February 6, 1997, among Holdings, Quad-C Partners II, L.P., Quad-C Partners III, L.P., Quad-C Partners IV, L.P., PPI and certain other parties signatory thereto, as amended, modified or supplemented from time to time, in accordance with the terms hereof and thereof.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Subsidiary of Holdings (other than (i) the Borrower and (ii) a Foreign Subsidiary except to the extent otherwise provided in Section 7.13) that becomes a party to the Subsidiary Guaranty.

            "Subsidiary Guaranty" shall mean, after the execution and delivery thereof, the Subsidiary Guaranty, entered into by each Wholly-Owned Subsidiary of the Borrower pursuant to Section 8.15, in the form of Exhibit H, as the same may be amended, modified or supplemented from time to time.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(c).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Borrower and the Banks) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

            "Tax Sharing Agreements" shall have the meaning provided in Section 5.13(h).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall have the meaning provided in Section 1.01(a).

            "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Term Loan Commitment," as the same may be reduced or terminated pursuant to Sections 3.02, 3.03 and/or 9.

            "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

            "Term Note" shall have the meaning provided in Section 1.05(a).

            "Termination Documents" shall mean each of the agreements, documents and instruments entered into in accordance with the requirements of Section 5.09(d).

            "Test Period" shall mean (a) for purposes of Sections 8.09 and 8.10,
(i) for any determination made on and prior to the last day of the fiscal quarter ending on or about October 31, 1997, the period from the first day of the fiscal quarter ending on or about April 30, 1997 to the last day of the fiscal quarter of Holdings then last ended, provided that the first Test Period
                                            --------
shall end on the last day of the fiscal quarter ending on or about April 30, 1997, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of Holdings then last ended and (b) for purposes of Section 8.11, each period of four consecutive fiscal quarters of Holdings then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or otherwise required by GAAP, for purposes of
Section 8.11 in the case of any Test Period ending on or prior to the fiscal quarter ending on or about October 31, 1997, such period shall be a one year period ending on the last day of a fiscal quarter, with calculations of Consolidated EBITDA for such period to be made as follows: (i) for the three-month period ending on or about April 30, 1997, Consolidated EBITDA shall be actual Consolidated EBITDA for such period plus $24,300,000, (ii) for the six-month period ending on or about July 31, 1997, Consolidated EBITDA shall be actual Consolidated EBITDA for such period plus $13,900,000 and (iii) for the nine-month period ending on or about October 31, 1997, Consolidated EBITDA shall be actual Consolidated EBITDA for such period plus $6,500,000.

            "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

            "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

            "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the issuance by the Borrower of the Senior Subordinated Notes on the Initial Borrowing Date, (iii) the incurrence of the Loans and issuance of Letters of Credit hereunder on the Initial Borrowing Date, (iv) the terminations and releases contemplated by Section 5.09(d), (v) the Merger and (vi) the payment of fees and expenses in connection with the foregoing.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

            "Unutilized Revolving Loan Commitment" with respect to any RL Bank at any time shall mean such RL Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Bank and (ii) such RL Bank's Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.


            SECTION 11.  The Agent.
                         ---------

            11.01  Appointment.  Each Bank hereby irrevocably designates and
                   -----------
appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

          11.02  Delegation of Duties.  The Agent may execute any of its duties
                 --------------------
under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          11.03  Exculpatory Provisions.  Neither the Agent nor any of its
                 ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Agent.  The Agent shall be entitled to rely, and
                 -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05  Notice of Default.  The Agent shall not be deemed to have
                 -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Bank, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that,
                                                               --------
unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Nonreliance on Agent and Other Banks.  Each Bank expressly
                 ------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Acquired Business, Holdings, the Borrower or their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Acquired Business, Holdings, the Borrower or their respective Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Acquired Business, Holdings, the Borrower or their respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07  Indemnification.  The Banks agree to indemnify the Agent in its
                 ---------------
capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be im-
posed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the
              --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08  Agent in its Individual Capacity.  The Agent and its affiliates
                 --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          11.09  Holders.  The Agent may deem and treat the payee of any Note as
                 -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10  Resignation of the Agent.  (a)  The Agent may resign from the
                 ------------------------
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 30 Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.


          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.   The Borrower hereby agrees to:  (i)
                 -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the

Person to be indemnified), or (b) the actual or alleged generation, presence or Release of Hazardous Materials occurring before the repayment of the Loans, foreclosure or conveyance of the Real Property by a deed in lieu of foreclosure
(i) on or from, or the transportation of Hazardous Materials to or from, any such Real Property at any time owned or operated by Holdings or any of its Subsidiaries, or (ii) in the air, surface water or groundwater or on the surface or subsurface of any Real Property or (c) any Environmental Claim relating to Holdings or its Subsidiaries or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, the Agent and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to the Agent, such Bank or any other Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Agent or such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 12.02, and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign
                                   --------  -------
or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may transfer, assign or grant
----------------
participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any
                      ----------------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the
--------
Commitments (and/or outstanding Term Loans, as the case
may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any such assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided
                                                                    --------
further, that such transfer or assignment will not be effective until recorded
-------
by the Agent on the Register pursuant to Section 12.17 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Agent agrees that promptly after
                 -----------------
its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata
                                      --- ----                        --- ----
based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise, but excluding by operation of Section 4.01(b)) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess
                             --------
amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks); provided, that except as otherwise
                                           --------
specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the January 27, 1996 financial statements delivered to the Banks pursuant to Section 6.10(b).

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF

THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which Holdings, the Borrower, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver, etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this
Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or
           ----------------
termination shall (1) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Agent, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of the Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (5) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the

Borrower if the respective Bank's consent is required with respect to less than all Facilities of Loans (or related Commitments), to replace only the Commitments and/or Loans under the respective Facility of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay outstanding Loans of such Bank under each Facility which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments which are terminated and Loans which are
--------
repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have
                              ----------------
the right to replace a Bank, terminate its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14  Domicile of Loans and Commitments.  Each Bank may transfer and
                 ---------------------------------
carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall
                                              --------
not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          12.15  Confidentiality.  (a)  Each of the Banks agrees that it will
                 ---------------
use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings, the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has
           --------
become generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have juris-
diction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided,
                                                                   --------
that such prospective transferee agrees, for the benefit of such Bank and the Borrower, to be bound by this Section 12.15 to the same extent as such Bank.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

          12.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.17  Registry.  The Borrower hereby designates the Agent to serve as
                 --------
the Borrower's agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 12.17.

          12.18  Limited Recourse.  The Banks agree that notwithstanding
                 ----------------
anything to the contrary contained herein or in the other Credit Documents, no director, officer, employee, stockholder or incorporator of the Borrower, in each case in such capacity, shall have any liability to the Banks for any Obligations or for any claim based on, in respect of or by reason of such Obligations or their creation, and the Banks shall have no recourse against any such person in such capacity in respect of the Obligations.


          SECTION 13.  Holdings Guaranty.
                       -----------------

          13.01  The Guaranty.  In order to induce the Banks to enter into this
                 ------------
Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          13.02  Bankruptcy.  Additionally, Holdings unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          13.03  Nature of Liability.  The liability of Holdings hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04  Independent Obligation.  The obligations of Holdings hereunder
                 ----------------------
are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          13.05  Authorization.  Holdings authorizes the Guaranteed Creditors
                 -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

          13.06  Reliance.  It is not necessary for any Guaranteed Creditor to
                 --------
inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07  Subordination.  Any of the indebtedness of the Borrower
                 -------------
relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          13.08  Waiver.  (a)  Holdings waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          13.09  Nature of Liability.  It is the desire and intent of Holdings
                 -------------------
and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


                            *          *          *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

                                                  CAF HOLDINGS, INC.
311 Smith Industrial Blvd.
P.O. Box 1447
Dalton, GA 30722-1447                          By /s/ Stephen M. Burns
Attention: President                             --------------------------
                                                 Title:  President




311 Smith Industrial Blvd.                   CAF ACQUISITION CORPORATION
P.O. Box 1447
Dalton, GA 30722-1447
Attention: President                           By /s/ Stephen M. Burns
                                                 --------------------------
                                                 Title:  President


130 Liberty Street                              BANKERS TRUST COMPANY,
New York, NY 10006                            Individually and as Agent


                                                By /s/ Mary Kay Coyle
                                                  -------------------------
                                                  Title:  Managing Director

2850 West Golf                                FIRST SOURCE FINANCIAL LLP
5th Floor
Rolling Meadows, IL 60008
                                                By /s/ Robert M. Coseo
                                                  -----------------------------
                                                  Title:  Senior Vice President

900 Circle 75 Parkway                           HELLER FINANCIAL, INC.
Suite 90
Atlanta, GA 30339
                                                By /s/ Daniel O'Donnell
                                                  -----------------------------
                                                  Title:  Senior Vice President

135 South LaSalle Street                        LASALLE NATIONAL BANK
Chicago, IL 60603

                                                By /s/ Steven M. Cohen
                                                  ----------------------------
                                                  Title:  First Vice President

100 Federal Street                        THE FIRST NATIONAL BANK OF BOSTON
Boston, MA 02106

                                               By /s/ Timothy M. Barns
                                                 ----------------------------
                                                 Title:  Division Executive

1339 Chestnut Street                            CORESTATES BANK, N.A.
4th Floor
Philadelphia, PA 19101
                                                By /s/ Marcus F. Brown
                                                  ----------------------------
                                                  Title:  Vice President

165 Broadway                                      LTCB TRUST COMPANY
New York, NY 10006

                                             By /s/ John J. Sullivan
                                              --------------------------------
                                              Title:  Executive Vice President

One South Wacker Drive                    SANWA BUSINESS CREDIT CORPORATION
Chicago, IL 60606

                                                By /s/ John P. Thacker
                                                  ---------------------------
                                                  Title:  Vice President

191 Peachtree Street, N.E.                  WACHOVIA BANK OF GEORGIA, N.A.
30th Floor
Atlanta, GA 30303-1757
                                              By /s/ Richard E.S. Bowen
                                                ------------------------------
                                                Title:  Commercial Officer

                                                                         ANNEX I
                                                                         -------



                         LIST OF BANKS AND COMMITMENTS
                         -----------------------------

                                    Term Loan     Revolving Loan
Bank                                Commitment    Commitment
----                                ----------    --------------

Bankers Trust Company             $12,294,117.64  $ 6,705,882.36

First Source Financial LLP        $ 6,147,058.82  $ 3,352,941.18
Heller Financial, Inc.            $ 6,147,058.82  $ 3,352,941.18
LaSalle National Bank             $ 6,147,058.82  $ 3,352,941.18

The First National Bank           $ 4,852,941.18  $ 2,647,058.82
   of Boston
Corestates Bank, N.A.             $ 4,852,941.18  $ 2,647,058.82
LTCB Trust Company                $ 4,852,941.18  $ 2,647,058.82
Sanwa Business Credit
   Corporation                    $ 4,852,941.18  $ 2,647,058.82
Wachovia Bank of Georgia, N.A.
                                  $ 4,852,941.18  $ 2,647,058.82
Total                             $55,000,000.00  $30,000,000.00



                                                                        ANNEX II
                                                                        --------



                                 BANK ADDRESSES
                                 --------------

Bank                         Address
----                         -------


BANKERS TRUST COMPANY        One Bankers Trust Plaza
                             New York, New York 10006

                             Attention:  Mary Kay Coyle
                             Telephone No.:  (212) 250-9094
                             Facsimile No.:  (212) 250-7218

THE FIRST NATIONAL           100 Federal Street
BANK OF BOSTON               Boston, MA 02106

                             Attention: Jeannie Inn Shanahan
                             Telephone No.:  (617) 434-3037
                             Facsimile No.:  (617) 434-4929

CORESTATES BANK, N.A.        1339 Chestnut Street
                             4th Floor
                             Philadelphia, PA  19101

                             Attention: Mark Supple
                             Telephone No.:  (215) 973-2562
                             Facsimile No.:  (215) 973-6680

FIRST SOURCE FINANCIAL       2850 West Golf - 5th floor
                             Rolling Meadows, IL  60008

                             Attention: Bob Coseo
                             Telephone No.:  (847) 734-2071
                             Facsimile No.:  (847) 734-7910

HELLER FINANCIAL, INC.       900 Circle 75 Parkway
                             Suite 90
                             Atlanta, GA 30339

                                                                    ANNEX II
                                                                      Page 2


                             Attention: Tim Eichenland
                             Telephone No.:  (770) 980-6128
                             Facsimile No.:  (770) 980-6061

                                                                       ANNEX II
                                                                         Page 3


LASALLE NATIONAL BANK        135 South LaSalle Street
                             Chicago, IL  60603

                             Attention: Steve Cohen
                             Telephone No.:  (312) 904-7039
                             Facsimile No.:  (312) 904-6242

LTCB TRUST COMPANY           165 Broadway
                             49th Floor
                             New York, NY  10006

                             Attention: Edna Astuto
                             Telephone No.:  (212) 335-4900
                             Facsimile No.:  (212) 608-9349

SANWA BUSINESS CREDIT        One South Wacker Drive
CORPORATION                  Chicago, IL   60606

                             Attention:  Greg Cooper
                             Telephone No.:  (312) 853-1401
                             Facsimile No.:  (312) 782-6035

WACHOVIA BANK OF GEORGIA     191 Peachtree Street, N.E.
                             30th Floor
                             Atlanta, GA 30303-1757

                             Attention:  Richard E.S. Bowen
                             Telephone No.:  (404) 332-1383
                             Facsimile No.:  (404) 332-6920